Exhibit 10.8

Confidential

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property License Agreement (this “Agreement”) is entered into by and between AMTD Group Inc., a limited liability company incorporated and existing under the laws of British Virgin Islands (“AMTD”) and World Media and Entertainment Universal Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“WME”) as of 27 January 2025 (the “Effective Date”). AMTD and WME are each referred to herein as a “Party,” and collectively as the “Parties”.

WHEREAS, AMTD owns certain Intellectual Property (as defined below) that is used by WME and its Subsidiaries (as defined below) in their respective businesses; and

WHEREAS, AMTD desires to grant a license under such Intellectual Property to WME and its Subsidiaries, and WME and its Subsidiaries desire to receive such license, in each case, in accordance with the terms in this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.  Definitions.

“Action” means any action, suit, investigation, litigation, claim (including any crossclaim or counterclaim), assessment, arbitration, charge or proceeding (including any civil, criminal, administrative, arbitral, investigative or appellate proceeding), in each case, that is by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings. For the purpose of this Agreement, an AMTD Affiliate shall exclude WME and its Subsidiaries.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“AMTD” has the meaning set forth in the preamble to this Agreement.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree or ruling enacted, adopted, promulgated or applied by a Governmental Authority that is legally binding upon or applicable to such Person.

“Business” means the respective businesses of WME and its Subsidiaries, as conducted as of or prior to the Effective Date, or as contemplated to be conducted as of the Effective Date, including publishing or making available the Publications in paper and/or digital format and associated websites, social media activities, mobile applications and promotional and marketing activities and hospitality, temporary accommodation, food and beverage, event management, fashion shows and luxury goods and services, including related branded events, experiences, branded hotels and cafes.

“Business Day” means a day other than a Saturday, Sunday or another day on which commercial banks in the New York, Cayman Islands or British Virgin Islands are authorized or required by Applicable Law to close.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Equity Securities” means (a) any share capital, partnership interest, membership interest or unit, capital stock, equity interest, voting security or other ownership interest, (b) any other interest or participation (including phantom units or interests) that confers on a Person the right to receive a unit of the profits and losses of, or distribution of assets of, the issuing entity (including any “profits interests”), (c) any subscription, call, warrant, option, restricted share, restricted stock unit, stock appreciation right, performance unit, incentive unit or other commitment of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any of the foregoing and (d) any security convertible into or exercisable or exchangeable for any of the foregoing.

“Exclusive Domain Names” means the domain names set forth in Exhibit C and any domain names subject to the licence granted in this Agreement in accordance with Section 2.3(c).

“Exclusive Trademarks” means (a) the L’Officiel Trademarks; (b) the TAN Trademarks and any Trademarks subject to the licence granted in this Agreement in accordance with Section 2.3(c).

“Governmental Authority” means any supra-national, federal, regional, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, agency or instrumentality, court or tribunal, including any political subdivision thereof and any entity or enterprise owned or controlled thereby, any stock exchange on which the applicable Party or its Affiliate is publicly listed or any self-regulatory organization or arbitral body (public or private), or any public international organization.

“Intellectual Property” means any and all intellectual property rights and similar proprietary rights in any jurisdiction throughout the world, whether registered or unregistered, including such rights in any and all of the following: (i) statutory invention registrations, patents and patent applications (together with any and all re-issuances, continuations, continuations-in-part, divisionals, revisions, provisionals, renewals, extensions and reexaminations of any of the foregoing) and all improvements to the inventions disclosed in each such patent or patent application, (ii) trademarks, service marks, trade dress, trade names, service names, brand names, certifications, corporate names, logos, social media identifiers and any and all other indications of origin, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith (collectively, “Trademarks”), (iii) designs, copyrights, and all applications and registrations therefor, works of authorship, mask work rights and any and all renewals, extensions, reversions, restorations, derivative works and moral rights in connection with the foregoing, now or hereafter provided by Applicable Law, whether or not published and regardless of the medium of fixation or means of expression, (iv) Internet domain names and social media identifiers and accounts, (v) trade secrets, proprietary know-how (including inventions, discoveries, improvements, processes, market information, trade secrets, techniques, specifications, technical information, methods, tests, reports, component lists, manuals, instructions, drawings and information relating to customers and suppliers), confidential and proprietary information, including processes, data, inventions, technical data, algorithms, formulae, procedures, protocols, techniques, results of experimentation and testing, and business information (including financial and marketing plans, customer and supplier lists, and pricing and cost information), (vi) rights to publicity and privacy, (vii) Software, (viii) databases and data collections, (ix) industrial designs, (x) all registrations and applications (whether provisional, pending or final) to register, and renewals of any of the foregoing, and all common law rights thereto, and (xi) all rights to sue, bring, make, oppose, defend, appeal proceedings, claims or actions and obtain relief, recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing (including passing off and unfair competition), and all rights to claim priority in such rights, and all rights to apply for and be granted any extensions, renewals, or amendments of or to such rights.

“L’Officiel Trademarks” has the meaning set forth in Exhibit A.

“Licensed IP” means all Intellectual Property that is owned or licensable by AMTD that are used in the Business including the Exclusive Trademarks and the Exclusive Domain Names.

“Licensed Trademarks” means all Trademarks included in the Licensed IP, including the Exclusive Trademarks.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Person” means any individual, firm, corporation, company, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Publications” means (a) the publications which are published in paper and/or digital form signified by the L’Officiel Trademarks, including L’OFFICIEL, L’OFFICIEL HOMMES, L’OFFICIEL ART, L’OFFICIEL MONTRES, L’OFFICIEL 1000 MODELES, LA REVUE DES MONTRES and (b) the

publications which are published in paper and/or digital form signified by the TAN Trademarks, including THE ART NEWSPAPER, including, in each case (a) and (b), all respective local editions in any jurisdiction.

“Software” means any and all (i) computer, mobile, or device software, programs, systems, applications and code, including any software implementations of algorithms, models and methodologies and any source code, object code, firmware, middleware, APIs, development and design tools, applets, compilers, assemblers, interfaces, engines, utilities and scripts, (ii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iii) error corrections, updates, modifications, enhancements, documentation, other works of authorship and media, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Sublicensee” has the meaning set forth in Section 2.2.

“Subsidiary” means, with respect to a specified Person, a corporation or other entity (i) of which more than 50% of the voting power of the Equity Securities is owned, directly or indirectly, or held through contractual arrangement, by such specified Person or (ii) with respect to which such specified Person controls the management.

“TAN Trademarks” means has the meaning set forth in Exhibit B.

“Term” has the meaning set forth in Section 7.1.

“Trademarks” has the meaning set forth in the definition of Intellectual Property.

“WME” has the meaning set forth in the preamble to this Agreement.

2.  License.

2.1 Grant of License. AMTD hereby grants, on behalf of itself and its Affiliates, an exclusive (with respect to the Exclusive Trademarks and Exclusive Domain Names) and non-exclusive (with respect to other Licensed IP), irrevocable (subject to Section 7.2), worldwide, fully paid-up, royalty-free, sublicensable (subject to Section 2.2) license, under the Licensed IP, to WME to operate and conduct, and to use and exploit the Licensed IP in connection with the operation or conduct of, the Business, including to display, affix and use the Licensed Trademarks on the Publications and other products and services of the Business, and on websites, social media pages, mobile applications, marketing and promotional materials and other materials related to the Business.

2.2 Sublicenses. WME may grant sublicenses under the rights set forth in Section 2.1 to its Subsidiaries and a Subsidiary may further grant sublicenses to third party publishers (such Subsidiaries and third party publishers, each, a “Sublicensee”) provided that (i) each Sublicensee shall be required to be bound by all terms and conditions not less stringent than the terms under this Agreement relevant to the use or exploitation of the sublicensed Licensed IP; and (ii) the sublicenses shall be granted in respect of the relevant Licensed IP for the relevant Business of the Sublicensee only.

2.3 Exclusivity. AMTD acknowledges and agrees, on behalf of itself and its Affiliates, that WME’s license under and to the Exclusive Trademarks and Exclusive Domain Names pursuant to Section 2.1 is exclusive to WME, and:

(a) AMTD shall not, and shall cause its Affiliates not to, display, affix or use, or license or otherwise license or permit any other Person to display, affix or use, the Exclusive Trademarks or Exclusive Domain Names (or any confusingly similar Trademarks or domain names) without WME’s prior written consent.

(b) AMTD shall not make any application to register or register any Trademark identical or confusingly similar to any of the Exclusive Trademarks or any domain name incorporating the name or similar name to “L’Officiel”, “TAN” or “The Art Newspaper” without prior consent of WME.

(c) includes, on an exclusive basis, a licence on the same terms as the licence granted under Section 2.1 to the following Trademarks and domain names all in connection with the operation or conduct of, the Business and which shall automatically come into effect and become part of this Agreement:

(i) the following Trademarks that AMTD registers or applies for registration at any time during the Term:

(A)	L’Officiel

(B)	The Art Newspaper

(C)	TAN

(ii) stylized versions and variants of the Trademarks set forth in Section 2.3(c)(i).

(iii) composite Trademarks incorporating any Trademark included in Sections 2.3(c)(i) and 2.3(c)(ii); and;

(iv) Trademarks that are confusingly similar to any Trademark included in Sections 2.3(c)(i), 2.3(c)(ii) and 2.3(c)(iii); and

(v) any domain names registered during the Term incorporating the same,

(d) For the avoidance of doubt, neither the Trademarks “AMTD” nor the AMTD Globe Device “”(which are incorporated into and form part of the L’Officiel Trademarks) shall be considered a confusingly similar Trademark or domain name to any of the L’Officiel Trademarks or any of the Exclusive Domain Names incorporating the name “AMTD”.

(e) In connection with goods and services outside the scope of the Business, AMTD shall not license any of the Trademarks and domain names described in Sections 2.3(b) and (c) (including the Exclusive Trademarks and Exclusive Domain Names) to any third party prior to offering WME the right to such licence and WME’s confirmation following good faith discussions that it refuses such right. In the event WME confirms in writing to AMTD that it has accepted such licence following the offer by AMTD of the first right of refusal of such licence pursuant to good faith discussions between the Parties, Section 2.3(c) shall apply to such licence.

2.4 Recording. WME may record this Agreement and the licenses granted herein with any relevant Intellectual Property registries at its own cost.

3.  Ownership and Maintenance.

3.1 Ownership. WME, on behalf of itself and its Subsidiaries, acknowledges and agrees that AMTD or its applicable Affiliate is the owner of the Licensed IP and, without limitation to the foregoing, all goodwill arising from WME’s, its Subsidiary’s or any Sublicensee’s use of the Licensed Trademarks shall inure to the benefit of AMTD.

3.2  Trademark and Domain Name Registrations. AMTD shall, or shall cause its relevant Affiliate to:

(a)  maintain all registrations of the Exclusive Trademarks and Exclusive Domain Names;

(b) continue to prosecute any pending applications for registrations of the Exclusive Trademarks in good faith and in the ordinary course; and

(c) upon WME’s request, provide WME, its Subsidiaries or its or their employees or agents administrative access to the Exclusive Domain Names.

3.3 Assignment of Licensed IP. If AMTD or its Affiliate assigns or transfers any Licensed IP, AMTD shall, or shall cause its relevant Affiliate to, require that the assignee or transferee be. bound by all applicable licenses and covenants granted under this Agreement with respect to such Licensed IP.

4.  Reputation of the Licensed Trademarks.

4.1 Brand Guidelines. WME shall, and shall cause its Subsidiaries and the Sublicensees to, display, affix and use the Licensed Trademarks in accordance with the branding guidelines of AMTD and its Affiliates that are in effect as of the Effective Date (the “Branding Guidelines”). If either Party requests that the Branding Guidelines be amended, the other Party shall discuss the proposed amendments with the requesting Party in good faith and not unreasonably withhold its agreement to any reasonable amendments proposed by the requesting Party, provided that in no event shall any change in the Branding Guidelines proposed by AMTD be prejudicial to, or unduly burdensome on, WME and its Subsidiaries as compared to AMTD and its Affiliates.

4.2 Brand Reputation. WME acknowledges, on behalf of itself and its Subsidiaries, the reputation and goodwill associated with the Licensed Trademarks, and shall, and shall cause its Subsidiaries and the Sublicensees to, refrain from taking any action that would materially damage such reputation or goodwill. If AMTD reasonably believes that WME’s, its Subsidiaries’ or the Sublicensees’ use of the Licensed Trademarks has or is likely to cause material damage to the reputation or goodwill of the Licensed Trademarks, the Parties shall discuss the matter in good faith and cooperate to implement remedial measures to address any reasonable concerns of AMTD, provided that in the event AMTD reasonably believes that WME’s, its Subsidiaries’ or the Sublicensees’ use of the Licensed Trademarks has or is likely to cause material damage to the reputation or goodwill of AMTD and the AMTD and the AMTD globe device Trademark, WME shall and shall procure that the Sublicensees shall immediately cease or suspend all use until remedial measures have been implemented.

5.  Enforcement.

5.1  Exclusive Trademarks and Exclusive Domain Names.

(a) Subject to Section 5.1(b), if, at any time during the Term of this Agreement, either Party becomes aware of or receives notice of any infringement of any of AMTD’s rights in and to the Exclusive Trademarks and Exclusive Domain Names or misuse of thereof, that Party shall give notice of such infringement or misuse to the other Party within forty-eight (48) hours of receipt of the notice or awareness of such event. The Parties shall discuss regarding what action to take to enforce or to take action in connection with any claim of infringement or misuse of the Exclusive Trademarks and Exclusive Domain Names, and neither Party shall take any action without the consent of the other Party.

(b) AMTD shall have sole right, but not an obligation, to take any Action to enforce or defend in respect of any infringement or claim of infringement or misuse in relation the AMTD and the AMTD Globe Device name and Trademark.

5.2  Other Licensed IP.

(a) WME shall have the sole right, but not an obligation, to enforce Licensed IP other than the Exclusive Trademarks and Exclusive Domain Names against any actual or potential infringement or misappropriation thereof, and the right to solely retain any damages or settlement amounts collected from any such enforcement.

(b) WME shall promptly notify AMTD in writing if becomes aware of any infringement or misappropriation of Licensed IP other than the Exclusive Trademarks and Exclusive Domain Names and shall, at AMTD’s cost, provide any reasonably necessary assistance in AMTD’s enforcement of any Licensed IP other the Exclusive Trademarks and Exclusive Domain Names.

6.  Representations and Warranties.

6.1  Mutual. Each Party represents to the other Party that:

(a) it has the requisite power and authority to execute and enter into this Agreement, and to grant the rights granted by it under this Agreement and to perform its obligations under this Agreement in accordance with its terms;

(b) the exercise and performance of its rights and obligations under this Agreement when executed shall constitute valid and binding obligations on its part; and

(c) it has taken all action necessary to authorize the execution and delivery and the performance of its obligations under this Agreement.

6.2  AMTD. AMTD represents and warrants to WME that:

(a)  it owns or otherwise has the right to grant a license under the Licensed IP; and

(b) there have been no claims or Actions of infringement or misappropriation by any Person in respect of the Exclusive Trademarks, the Exclusive Domain Names and the other Licensed IP as used by WME and its Subsidiaries prior to and as of the Effective Date;

7.  Term.

7.1 Term. This Agreement shall come into effect as of the Effective Date and shall (a) remain in full force and effect for an initial term of twenty (20) years following the Effective Date and (b) automatically renew for renewal terms of five (5) years each, unless either Party notifies the other Party that it does not wish for this Agreement to renew by no later than six (6) months prior to the expiration of the then-current initial term or renewal term.

7.2 Termination. Either Party may terminate this Agreement if the other Party materially breaches this Agreement and the other Party fails to cure such breach within thirty (30) days following the other Party’s receipt of written notice of such breach from the terminating party.

7.3  Effect of Termination.

(a) Except as expressly set forth in this Section 7.3, the rights and obligations herein shall terminate as of the expiration or termination of this Agreement.

(b) WME shall, and shall cause its Subsidiaries and the Sublicensees to, promptly cease its and their use of the Licensed IP and revoke any recordings of this Agreement with Intellectual Property authorities.

(c) Notwithstanding Section 7.3(b), WME, its Subsidiaries and the Sublicensees shall not be obligated to recall, change or destroy (i) any materials bearing the Licensed Trademarks that have already been externally distributed in the ordinary course and not within its or their reasonable control or (ii) any internal records bearing the Licensed Trademarks that are solely retained internally in the ordinary course.

(d) Sections 1, 6.1, 7.3 and 8 shall survive the expiration or termination of this Agreement.

8.  Miscellaneous.

8.1  Construction.

(a) Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender and neuter form, (b) words using the singular or plural form also include the plural or singular form, respectively, (c) the terms “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words refer to this entire Agreement (including the Exhibits hereto) and not to any particular provision of this Agreement, (d) the terms “Section” or “Exhibit” refer to the specified Section or Exhibit of or to this Agreement unless otherwise specified, (e) whenever any other word derived from a defined term shall be used in this Agreement, such derived word shall have the meaning correlative to such defined term (e.g., “controlled” or “controlling” shall have the meaning correlative to “control”), (f) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” whether or not they are in fact followed by such phrase or phrases or words of like import and (g) the word “or” shall be disjunctive but not exclusive.

(b) All Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term(s) used in any Exhibit attached hereto or referred to herein but not otherwise defined therein shall have the meaning ascribed to such term(s) in this Agreement.

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to any statute, law or other Applicable Law shall include all regulations and rules promulgated thereunder and references to any statute, law or other Applicable Law shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) References to any Person include references to such Person’s successors and assigns (provided, however, that nothing contained in this clause is intended to authorize any assignment or transfer not otherwise permitted by this Agreement), and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(f) The English language shall be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its counsel has reviewed and participated in the drafting of this Agreement and that no rule of strict construction, presumption or burden of proof favoring or disfavoring a Party shall be applied against any Party.

(g) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. Except as otherwise expressly provided herein, (i) any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York and (ii) references from or through any date mean, unless otherwise specified, from and including or through and including, such date, respectively.

(h) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(i) The terms “writing” and “written” and comparable terms refer to printing, typing and other means of reproducing words (including email) in visible form.

8.2 Waiver. No waiver of any term or condition of this Agreement shall be valid unless the waiver is in writing and signed by the waiving Party.

8.3 Notices. All notices and other communications between the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email or other electronic transmission (in each case in this clause (iv), solely if receipt is confirmed), addressed as follows:

(a)	If to AMTD:

Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110

To the attention of Dr. Feridun Hamdullahpur

(b)	If to WME:

Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands

To the attention of Dr. Feridun Hamdullahpur

8.4 Assignment. Neither Party shall assign, delegate or otherwise transfer (by operation of law or otherwise) any of its rights or obligations under this Agreement or any part hereof without the prior written consent of the other Party, such consent not to be unreasonably withheld. Any assignment in contravention of the preceding sentence shall be null and void ab initio. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

8.5 Rights of Third Parties. Except for any sublicense granted to a Sublicensee, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties hereto, any right or remedies under or by reason of this Agreement.

8.6 Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement.

8.7 Governing Law. This Agreement, and all Actions based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of Hong Kong, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

8.8  Dispute Resolution

(a) Any dispute, controversy, difference or claim arising out of or relating to this contract, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(b) The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three.

(c)  The arbitration proceedings shall be conducted in English.

8.9  Liability. EXCEPT TO THE EXTENT SUCH LIABILITY CANNOT BE EXCLUDED AT LAW, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS OR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER THEORY OF LIABILITY, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES.

8.10 Headings and Captions; Counterparts. The headings and captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or .pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

8.11 Entire Agreement. This Agreement (including, for the avoidance of doubt, any Exhibits attached hereto or referred to herein) constitutes the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions exist between the Parties hereto except as expressly set forth in this Agreement.

8.12  Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties.

8.13 Publicity. Subject and without limitation to Section 2.4, neither Party shall issue any press releases or other public written communications or otherwise making planned public statements with respect to this Agreements or the transactions hereunder without the prior written consent of the other Party, which approval shall not be unreasonably withheld or delayed.

8.14 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under any Applicable Law governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Applicable Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

8.15 Further Assurances. Each Party shall take such actions, including the execution and delivery of necessary documents, as may be reasonably necessary to give full effect to the provisions of this Agreement.

8.16 Confidentiality. Neither Party shall disclose this Agreement or the provisions hereof to any third party without the prior written consent of the other Party, provided that:

(a) WME may disclose this Agreement in accordance with Section 2.4;

(b) either Party may disclose this Agreement to its directors, officers, employees and outside advisors who have a reasonable need to know the contents hereof; and

(c) either Party may disclose this Agreement to the extent required by Applicable Law or a Governmental Authority, provided further that such Party shall, if legally permissible and reasonably practicable, provide written notice to the other Party of such requirement and cooperate with the other Party to seek a protective order or confidential treatment for this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date hereof.

AMTD GROUP INC.

By:	/s/ Feridun Hamdullahpur
	Name:	Feridun Hamdullahpur
	Title:	Director

[Signature Page to Intellectual Property License Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date hereof.

WORLD MEDIA AND ENTERTAINMENT UNIVERSAL, INC.

By:	/s/ Feridun Hamdullahpur
	Name:	Feridun Hamdullahpur
	Title:	Director

[Signature Page to Intellectual Property License Agreement]